             AMENDED, MODIFIED AND RESTATED LIMITED PARTNER WARRANT

                              REPLIGEN CORPORATION

               WARRANT FOR THE PURCHASE OF SHARES OF COMMON STOCK

     Name and address of
     Registered Holder:                      {NAME}
                                             {ADDRESS 1}
                                             {ADDRESS 2}
                                             {CITY, STATE, COUNTRY}
                                             {ZIP/POSTAL CODE}

     No. RCP{# OF WARRANT}               {# OF SHARES} Shares

     IN CONSIDERATION OF the exchange and subsequent modification of the warrant to purchase common stock of Repligen Corporation, a Delaware corporation (the "Company"), dated February 28, 1992 (the "Limited Partner Warrant") held by the initial registered holder thereof (the "Initial Holder"), and the Initial Holder's agreement to amend the Amended and Restated Purchase Agreement dated as of February 28, 1992 (the "Purchase Agreement"), to reduce certain royalties payable by the company thereunder, and for value received, the Company hereby grants the rights herein specified and certifies that the Initial Holder or any registered assignee of the Initial Holder (each of the Initial Holder and any such registered assignee being hereinafter referred to as the "Holder") is entitled, subject to the conditions and upon the terms of this Warrant, to purchase from the Company, at any time or from time to time during the Exercise Period (as defined in Section 1 hereof), {# OF SHARES} shares of Common Stock (as defined in Section 1 hereof). The number of shares of Common Stock to be received upon the exercise of this Warrant and the Exercise Price are subject to adjustment from time to time as hereinafter set forth. This Warrant is one of the Warrants issued pursuant to the Company's offer (the "Exchange Offer") to reduce the exercise price and to extend the exercise period and which was subsequently modified (the "Modification Offer") to further reduce the exercise price and to further extend the exercise period under the Limited Partner Warrants, the Class B Warrant and the Fund Warrant (the "Existing Warrants") issued in connection with the initial sale of limited partnership interests in Repligen Clinical Partners, L.P., a Delaware limited partnership (the "Partnership") and replaces the Amended and Restated Limited Partner Warrants and Limited Partner Warrants issued to the Initial Holder.

     1. CERTAIN DEFINITIONS. Terms defined in the preceding paragraph and elsewhere in this Warrant have the respective meanings provided for therein. The following additional terms, as used herein, have the following respective meanings:

     "Act" means the Securities Act of 1933, as amended.

     "Closing Price" means the closing price per share of the Common Stock on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or traded on any such exchange, on the Nasdaq National Market, or if not listed or traded on any such exchange or system, the average of the bid and asked price per share on Nasdaq National Market or, if such quotations are not available, the fair market value as reasonably determined by the Board of Directors of the Company or any committee of such Board.

     "Common Stock" means the fully paid and nonassessable shares of common stock of the Company, par value $.01 per share, together with any other equity securities that may be issued by the Company in addition thereto or in substitution therefor, as provided herein.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exercise Period" means the period beginning on April 1, 1994 and ending on March 31, 2001

     "Exercise Price" means $2.50 per share for 1,000 shares and $3.50 per share for 1,900 shares until the Exercise Price Escalation Date at which time the Exercise Price shall mean $8.00, all subject to change or adjustment pursuant to
Section 8 hereof.

     "Exercise Price Escalation Date" means the date 90 days after the date on which the Company notifies the Holder that the Closing Price has been greater than or equal to $12.00 for any twenty (20) out of thirty (30) consecutive trading days.

     "Nasdaq" means the National Association of Securities Dealers Automated Quotation System.

     "National Market" means the National Market of Nasdaq.

     "Reorganization Event" means (i) any capital reorganization or leveraged recapitalization of the Company or reclassification of the Common Stock (other than a subdivision, combination or reclassification of the outstanding Common Stock for which adjustment is provided in Section 8(a) hereof and other than a change in the par value of the Common Stock or an increase in the authorized capital stock of the Company not involving the issuance of any shares thereof),
(ii) any consolidation of the Company with, or merger of the Company with or into, another person (including any individual, partnership, joint venture, corporation, trust or group thereof) (other than a consolidation or merger with a subsidiary of the Company in which the Company is the continuing corporation for which adjustment is provided in Section 8(a) hereof) or any sale, lease, transfer or conveyance of all or substantially all of the property and assets of the Company or (iii) the announcement or commencement by any "person" or "group" (within the meaning of Section 13(d) and Section 14(d) of the Exchange Act) of a bona fide tender offer or exchange offer in accordance with the rules and regulations of the Exchange Act to purchase, or the acquisition of securities in the Company, such that after such acquisition or proposed purchase, the acquiror "beneficially owns" or would "beneficially own" (as defined in Rule 13d-3 under the Exchange Act), securities in the Company representing 30% or more of the combined voting power of the Company's then outstanding securities having power to vote in the election of directors.

     "Warrant" means one of the warrants issued by the Company pursuant to the Modification Offer to replace the Exchange Warrants which replaced the Existing Warrants issued in connection with the initial sale of limited partnership interests in the Partnership. The term "Warrant" includes this Warrant and any Warrant or Warrants which may be issued pursuant to Section 5 hereof in substitution or exchange for or upon transfer of this Warrant, any Warrant which may be issued pursuant to Section 2 hereof upon partial exercise of this Warrant and any Warrant which may be issued pursuant to Section 6 hereof upon the loss, theft, destruction or mutilation of this Warrant.

     "Warrant Register" means the register maintained at the principal office of the Company, or at the office of its agent, in which the name of the Holder of this Warrant shall be registered.

     "Warrant Shares" means the shares of Common Stock, as adjusted from time to time, deliverable upon exercise of this Warrant.

     2. EXERCISE OF WARRANT. This Warrant may be exercised, in whole or in part, at any time or from time to time during the Exercise Period, by presentation and surrender hereof to the Company at its principal office at the address set forth on the signature page hereof (or at such other address of the Company or any agent appointed by the Company to act hereunder as the Company or such agent may hereafter designate in writing to the Holder), with the purchase form annexed hereto (the "Purchase Form") duly executed and accompanied by cash or a certified or official bank check drawn to the order of "REPLIGEN CORPORATION" (or its successor in interest, if any) in the amount of the Exercise Price, multiplied by the number of Warrant Shares specified in such Purchase Form. If this Warrant should be exercised in part only, the Company or its agent shall, upon surrender of this Warrant, execute and deliver a Warrant evidencing the right of the Holder thereof to purchase the balance of the Warrant Shares purchasable hereunder. Upon receipt by the Company during the Exercise Period of this Warrant and such Purchase Form in proper form for exercise, together with proper payment of the Exercise Price at its principal office, or by its agent at its office, the Holder shall be deemed to be the holder of record of the number of Warrant Shares specified in such Purchase Form; PROVIDED, HOWEVER, that if the date of such receipt by the Company or its agent is a date on which the stock transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on the next business day on which the stock transfer books of the Company are open. The Company shall pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of such Warrant Shares. Any Warrant issued upon partial exercise of this Warrant pursuant to this Section 2 shall be dated the date of this Warrant.

     3. RESERVATION OF SHARES. The Company agrees that at all times it will keep reserved solely for issuance and delivery pursuant to the Warrants the number of shares of its Common Stock that are or would be issuable from time to time upon exercise of all Warrants issued in connection with the initial sale of limited partnership interests in the Partnership. All such shares shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free of all preemptive rights. Before taking any action that would cause an adjustment pursuant to Section 8 hereof reducing the Exercise Price below the then par value (if any) of the Warrant Shares issuable upon exercise of this Warrant, the Company will take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

     4. WARRANT SHARE REGISTRATION RIGHTS.

     (a) The Company has (i) prepared and filed with the Securities and Exchange Commission (the "SEC") under the Act a registration statement with respect to the Warrant Shares issuable upon exercise of all Warrants issued in connection with the initial sale of limited partnership interests in the Partnership and all Warrants issued to replace such Existing Warrants and will use its best efforts to cause such registration statement to remain effective under the Act during the Exercise Period while any of such Warrants are outstanding and (ii) register or qualify such Warrant Shares under the securities or Blue Sky laws of each jurisdiction within the United States in which such registration or qualification is necessary in connection with the issuance and delivery of such Warrant Shares to the Holders of the Warrants.

     (b) In connection with the registration and qualification referred to in subsection (a) of this Section 4, the Company covenants and agrees:

          (i) as expeditiously as possible, to prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective throughout the Exercise Period;

          (ii) as expeditiously as possible, to take such action as may be necessary or desirable to maintain the registration and qualification of the Warrant Shares under the securities or Blue Sky laws of the jurisdictions referred to in subsection (a) of this Section 4; and

          (iii) to pay all expenses incurred by the Company in complying with subsection (a) of this Section 4 and this subsection (b), including (A) all registration and filing fees, (B) all printing expenses, (C) all fees and disbursements of its counsel and independent public accountants and (D) all Blue Sky fees and expenses (including fees and disbursements of counsel).

     5. EXCHANGE, TRANSFER OR ASSIGNMENT OF WARRANT.

     (a) If the Holder has received an opinion of counsel satisfactory to the

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Company that this Warrant may be freely sold or transferred without registration under the Act, this Warrant may be, at the option of the Holder, and upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, (i) exchanged for other Warrants of different denominations, entitling the Holder or Holders thereof to purchase in the aggregate the same number of Warrant Shares at the Exercise Price or (ii) if delivered together with a written notice specifying the denominations in which new Warrants are to be issued and signed by the Holder hereof, divided or combined with other Warrants that carry the same rights.

     (b) If the Holder has received an opinion of counsel satisfactory to the Company that this Warrant may be freely sold or transferred without registration under the Act, this Warrant may be assigned, at the option of Holder, upon surrender of this Warrant to the Company or at the office of its stock transfer agent, with the Warrant Assignment Form annexed hereto duly executed and accompanied by funds sufficient to pay any transfer tax. The Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees named in such instrument of assignment and, if the Holders's entire Interest is not being transferred or assigned, in the name of the Holder, and this Warrant shall promptly be canceled.

     (c) Any transfer or exchange of this Warrant shall be without charge to the Holder and any new Warrant or Warrants issued pursuant to this Section 5 shall be dated the date hereof.

     6. LOST, MUTILATED OR MISSING WARRANT. Upon receipt by the Company or its agent of evidence satisfactory to it of the loss, theft or destruction of this Warrant, and of satisfactory indemnification, and upon surrender and cancellation of this Warrant if mutilated, the Company or its agent shall execute and deliver a Warrant of like tenor and date in exchange for this Warrant.

     7. RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant.

     8. ANTI-DILUTION. (a) If the Company shall fix or have fixed a record date at any time after the date hereof and before the expiration of the Exercise Period for:

          (i) STOCK DIVIDENDS, SUBDIVISIONS, COMBINATIONS, RECLASSIFICATIONS, ETC. (A) The declaration of a dividend or distribution on the Common Stock (or other securities deliverable hereunder) payable in shares of capital stock (whether shares of Common Stock or of capital stock of any other class), (ii) the subdivision of shares of the Common Stock into a greater number of shares, (iii) the combination of the Common Stock into a smaller number of shares or (iv) the issuance of any shares of its capital stock by reclassification of the Common Stock in connection with a consolidation or merger with a subsidiary of the Company in which the Company is the continuing corporation, then, in any such event, the Holder shall be entitled to receive the aggregate number and kind of shares which, if the Warrant had been exercised immediately prior to such record date, he would have been entitled to receive by virtue of such dividend, distribution, subdivision, combination or reclassification, and the Exercise Price shall be appropriately adjusted. Such adjustment shall be made successively whenever any event listed above shall occur.

          (ii) ISSUANCE AT LESS THAN CURRENT MARKET PRICE. The issuance of Common Stock (or other securities deliverable hereunder), rights, options (excluding options issued in connection with an employee stock option or similar plan) or warrants to all holders of Common Stock (or such other securities deliverable hereunder) entitling them to subscribe for or purchase Common Stock (or such other securities) at a price per share or having a conversion price per share less than the Closing Price on such record date (excluding rights or warrants that are not immediately exercisable and for which provision is made for the Holder to receive comparable rights or warrants), then the number of Warrant Shares to be received hereunder after such record date shall be determined by multiplying the number of shares receivable hereunder immediately prior to such record date by a fraction, the denominator of which shall be the number of shares of Common Stock (or such other securities deliverable hereunder) outstanding on such record date plus the number of shares of Common Stock (or such other securities) that the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such Closing Price, and the numerator of which shall be the number of shares of Common Stock (or such other securities) outstanding on such record date plus the number of additional shares of Common Stock (or such other securities) offered for subscription or purchase, and the Exercise Price shall be appropriately adjusted. Shares of Common Stock owned by or held for the account of the Company or any subsidiary of the Company on such record date shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall become effective immediately after such record date. Such adjustment shall be made successively whenever any such event shall occur. If such rights or warrants are not so issued, the number of Warrant Shares receivable hereunder shall again be adjusted to be the number that would have been in effect had such record date not been fixed. On the expiration of such rights or warrants the number of Warrant Shares receivable hereunder shall be adjusted to be the number that would have obtained had the adjustment made upon the issuance of such rights or warrants been made upon the basis of the issuance of only the number of shares of Common Stock (or such other securities deliverable hereunder) actually issued upon the exercise of such rights or warrants. In any case in which this subsection (ii) shall require that an adjustment in the number of shares receivable hereunder or the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event issuing to the Holder of any Warrant exercised after such record date the number of Warrant Shares, if any, issuable upon such exercise over and above the number of Warrant Shares, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; PROVIDED, HOWEVER, that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional Warrant Shares upon the occurrence of the event requiring such adjustments.

          (iii) DISTRIBUTION OF SUBSCRIPTION RIGHTS, WARRANTS, EVIDENCES OF INDEBTEDNESS OR ASSETS. The making of a distribution to all holders of Common Stock (or other securities deliverable hereunder) (including any such distribution to be made in connection with a consolidation or merger in which the Company is to be the continuing corporation) of (A) any shares of capital stock of the Company (other than Common Stock), (B) subscription rights or warrants (excluding those for which adjustment is provided in subsection 8(a)(ii) above and excluding those that are not immediately exercisable and for which provision is made for the Holder to receive comparable subscription rights or warrants) or (C) evidences of its indebtedness or assets (excluding (x) dividends paid in or distributions of the Company's capital stock for which the number of Warrant Shares receivable hereunder shall have been adjusted pursuant to paragraph 8(a)(i) and (y) cash dividends or distributions payable out of earnings or surplus not in excess of 10% of the average Closing Price for the thirty trading days prior to the fifth day before the date of declaration) any of the foregoing being hereinafter in this paragraph (iii) called the "Securities"), then in each such case (unless the Company elects to reserve shares or other units of such Securities for distribution to each Holder upon exercise of the Warrant so that, in addition to the shares of the Common Stock (or other securities deliverable hereunder) to which each Holder is entitled, each Holder will receive upon such exercise the amount and kind of such Securities which such Holder would have received if the Company had, immediately prior to the record date for the distribution of the Securities, exercised the Warrant) the number of Warrant Shares receivable hereunder after such record date shall be determined by multiplying the number of Warrant Shares receivable hereunder immediately prior to such record date by a fraction, the denominator of which shall be the Closing Price on the trading day immediately prior to the date the Common Stock (or such other securities deliverable hereunder) trades without the right to receive such Securities, less the fair market value (as determined in the reasonable judgment of the Board of Directors of the Company and described in a statement mailed by certified mail to the Holder) of the portion of the assets or evidences of indebtedness so to be distributed to a holder of one share of the Common Stock or of such subscription rights or warrants applicable to one share of the Common Stock, and the numerator of which shall be the Closing Price of the Common Stock on such trading date; and the Exercise Price shall be appropriately adjusted. Such adjustment shall become effective immediately after such record date and shall be made successively whenever such a record date is fixed. If such distribution is not so made, the number of Warrant Shares receivable hereunder shall again be adjusted to be the number that was in effect immediately prior to such record date. In any case in which this paragraph (iii) shall require that an adjustment in the number of Warrant Shares receivable hereunder or the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event issuing to the Holder of any Warrant exercised after such record date the number of Warrant Shares, if any, issuable upon such exercise over and above the number of Warrant Shares, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; PROVIDED, HOWEVER, that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional Warrant Shares upon the occurrence of the event requiring such adjustments.

     (b) REORGANIZATION EVENT.

          (i) In case of any Reorganization Event the Company shall, as a condition precedent to the consummation of the transaction constituting, or announced as, such Reorganization Event, cause effective provisions to be made so that the Holder shall have the right immediately thereafter, by exercising this Warrant, to receive the aggregate amount and kind of shares of stock and other securities and property that were receivable upon such Reorganization Event by a holder of the number of shares' of Common Stock that would have been received immediately prior to such Reorganization Event upon exercise of this Warrant. Any such provision shall include provision for adjustments in respect of such shares of stock and other securities and property that shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 8(a). The foregoing provisions of this Section 8(b) shall similarly apply to successive Reorganization Events.

          (ii) The Company shall, at least twenty days before earliest of (1) the date on which a Reorganization Event occurs or (2) the date on which the Company shall agree to effect a Reorganization Event (PROVIDED that if approval of the shareholders of the Company is required in connection with such Reorganization Event then on the date of such approval and PROVIDED FURTHER that if such Reorganization Event was beyond the control of the Company, and the Company did not have knowledge twenty days before the date of such Reorganization Event, as soon as practicable thereafter), cause to be mailed to the Holder a notice describing in reasonable detail such Reorganization Event and informing the Holder of his or her rights pursuant to Section 8(b)(i) above.

     (c) FRACTIONAL SHARES. No fractional shares of Common Stock (or other securities deliverable hereunder) or scrip shall be issued to any Holder in connection with the exercise of this Warrant. Instead of any fractional share of Common Stock (or other securities deliverable hereunder) that would otherwise be issuable to such Holder, the Company shall pay to such Holder a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the then current Closing Price per share of Common Stock (or other securities deliverable hereunder).

     (d) CARRYOVER. Notwithstanding any other provision of this Section 8, no adjustment shall be made to the number of shares of Common Stock (or other securities deliverable hereunder) to be delivered to each Holder (or to the Exercise Price) if such adjustment would represent less than one percent of the number of shares to be so delivered, but any such adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to one percent or more of the number of shares to be so delivered.

     (e) NOTICES OF CERTAIN EVENTS. If at any time after the date hereof and before the expiration of the Exercise Period:

          (i) the Company authorizes the issuance to all holders of its Common Stock of (A) rights or warrants to subscribe for or purchase shares of its Common Stock or (B) any other subscription rights or warrants; or

          (ii) the Company authorizes the distribution to all holders of its Common Stock of evidences of its indebtedness or assets (other than cash dividends or distributions excluded from the operation of paragraph 8(a)(iii); or

          (iii) there shall be any capital reorganization of the Company or reclassification of the Common Stock (other than a change in par value of the Common Stock or an increase in the authorized capital stock of the Company not involving the issuance of any shares thereof) or any consolidation or merger to which the Company is a party (other than a consolidation or merger with a subsidiary in which the Company is the continuing corporation and that does not result in any reclassification or change in the Common Stock outstanding) or a conveyance or transfer of all or substantially all of the properties and assets of the Company;

          (iv) there shall be any voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

          (v) there shall be any other event that would result in an adjustment pursuant to this Section 8 in the Exercise Price or the number of Warrant Shares that may be purchased upon the exercise hereof;

the Company will cause to be mailed to the Holder, at least twenty days (or ten days in any case specified in clauses (i) or (ii) above) before the applicable record or effective date hereinafter specified, a notice stating (A) the date as of which the holders of Common Stock of record entitled to receive any such rights, warrants or distributions is to be determined, or (B) the date on which any such reorganization, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record will be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up.

     (f) FAILURE TO GIVE NOTICE. The failure to give the notice required by
Section 8(e) hereof or any defect therein shall not affect the legality or validity of any distribution right, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up or the vote upon any such action.

     9. OFFICERS' CERTIFICATE. Whenever the number of Warrant Shares that may be purchased on exercise of this Warrant or the Exercise Price is adjusted as required by the provisions of Section 8 hereof, the Company will forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and at the office of its agent an officers' certificate showing the adjusted number of Warrant Shares that may be purchased at the Exercise Price on exercise of this Warrant and the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment and the manner of computing such adjustment. Each such officers' certificate shall be signed by the President, Chief Financial Officer or Treasurer of the Company and by the Secretary or an Assistant Secretary of the Company. Each such officers' certificate shall be made available at all reasonable times for inspection by the Holder. The Company shall, forthwith after each such adjustment, cause such certificate to be mailed to the Holder.

     10. LISTING ON SECURITIES EXCHANGES. The Company will list on each national securities exchange on which any Common Stock may at any time be listed or quoted and have authorized for quotation on the National Market (if any Common Stock is then authorized for quotation thereon) all shares of Common Stock from time to time issuable upon exercise of all Warrants issued in connection with the initial sale of the limited partnership interests in the Partnership, subject to official notice of issuance (if required), and will maintain such listing or quotation so long as any other shares of its Common Stock are so listed or quoted. The Company shall so list or have authorized for quotation, and shall maintain such listing or quotation of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of capital stock of the same class are so listed or quoted. Any such listing or quotation shall be at the Company's expense.

     11. AVAILABILITY OF INFORMATION. The Company shall comply with all applicable public information reporting requirements of the SEC and applicable state securities laws (including those required to make available the benefits of Rule 144 under the Act) to which it may from time to time be subject. The Company will also cooperate with each Holder of any Warrants and each holder of any Warrant Shares in supplying such information concerning the Company as may be necessary for such Holder or holder to complete and file any information reporting forms currently or hereafter required by the SEC as a condition to the availability of an exemption from the Act for the sale of any Warrants or Warrant Shares.

     12. WARRANT REGISTER. The Company will register this Warrant in the Warrant Register in the name of the record holder to whom it has been distributed or assigned in accordance with the terms hereof. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof or any distribution to the Holder and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     13. SUCCESSORS. All of the provisions of this Warrant by or for the benefit of the Company or the Holder shall bind and inure to the benefit of their respective successors and assigns.

     14. HEADINGS. The headings of sections of this Warrant have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

     15. AMENDMENTS. This Warrant may be amended by the affirmative vote of Holders holding Warrants to purchase not less than two-thirds of the Warrant Shares purchasable pursuant to all of the then outstanding Warrants; PROVIDED, that, except as expressly provided herein, this Warrant may not be amended, without the consent of the Holder, to change (i) any price at which this Warrant may be exercised, (ii) the period during which this Warrant may be exercised,
(iii) the number or type of securities to be issued upon the exercise hereof or
(iv) the provision of this Section 15.

     16. NOTICES. Unless otherwise provided in this Warrant, any notice or other communication required or permitted to be made or given to any party hereto pursuant to this Warrant shall be in writing and shall be deemed made or given if delivered by hand, on the date of such delivery to such party or, if mailed, on the fifth day after the date of mailing, if sent to such party by certified or registered mail, postage prepaid, addressed to it (in the case of a Holder) at its address in the Warrant Register or (in the case of the Company) at its address set forth below, or to such other address as is designated by written notice, similarly given to each other party hereto.

     17. GOVERNING LAW. This Warrant shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be construed in accordance with the laws of said State as applied to contracts made and to be performed in Delaware between Delaware residents.

     18. SIGNATURES. This Warrant and any Warrant issued pursuant to the terms hereof shall be manually signed, or shall bear the facsimile signature of the President or a Vice President of the Company which shall have the same effect as if such Warrant were manually signed.

     IN WITNESS WHEREOF, the Company has duly caused this Warrant to be signed and attested by its duly authorized officers and to be dated as of
_______________.

                                         REPLIGEN CORPORATION

                                         By __________________________________
                                            Title: President and CEO

                                            Address:

                                                Repligen Corporation
                                                117 Fourth Avenue
                                                Needham, MA 02494

                                            Attention:  Secretary

                                  PURCHASE FORM

     The undersigned, _________________ hereby irrevocably elects to exercise the within Warrant to purchase _____ shares of Common Stock and hereby makes payment of $___________ in payment of the exercise price thereof.

Date:  ____________, 19__                ___________________________________
                                         [Signed]



                                         ___________________________________
                                         [Street Address]



                                         ___________________________________
                                         [City and State]

                             WARRANT ASSIGNMENT FORM

     FOR VALUE RECEIVED, the undersigned, _________________________, ("Assignor"), hereby sells, assigns and transfers unto

Name:  ____________________________________ ("Assignee")
       (Please type or print in block letters.)

Address:  _________________________________

          _________________________________

Social Security or Taxpayer I.D. No.:  __________________________

Assignor's right to purchase up to _____ shares of Common Stock represented by this Warrant and does hereby irrevocably constitute and appoint the Company and any of its officers, secretary, or assistant secretaries, as attorneys-in-fact to transfer the same on the books of the Company, with full power of substitution in the premises.

Date:  _______________, 199_             ___________________________________
                                         [Signed]